UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 14, 2017 (July 10, 2017)
(Date of Report (Date of earliest event reported))

DELTA TUCKER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Meadow Road
McLean, Virginia 22102
(571) 722-0210
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On July 10, 2017, Mr. Lewis Von Thaer tendered his resignation as a member of the board of directors and the Chief Executive Officer of Delta Tucker Holdings, Inc. (the “Company”), the parent of DynCorp International, effective as of July 14, 2017. Mr. Von Thaer resigned to pursue other business interests and his resignation did not involve any disagreement with the Company or DynCorp International.
(c)
On July 14, 2017, the board of directors of the Company appointed Mr. George C. Krivo, 55, as the Company's new Chief Executive Officer and as a member of the Company's board of directors, effective immediately. As previously disclosed, Mr. Krivo is an employee of Cerberus Operations and Advisory Company, LLC who had previously been seconded to the Company to serve as its Chief Operating Officer. Additional information regarding Mr. Krivo is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2017, under “Part III-Item 10. Directors, Executive Officers and Corporate Governance” and “Part III-Item 13. Certain Relationships and Related Transactions, and Director Independence” and is incorporated herein by reference. Changes to Mr. Krivo’s compensation and benefits in connection with his promotion, if any, have not been determined at this time.
The Company’s press release announcing the appointment of Mr. Krivo as its new Chief Executive Officer is included with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
The following exhibit is furnished herewith:
99.1    Press Release dated July 14, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer